UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2023

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1014 S. Westlake Blvd., Suite 14-299, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 205-6109

2629 Townsgate Road #215, Westlake Village, CA 91361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On May 2, 2023, the Audit Committee of the board of directors (the “Audit Committee”) of SRAX, Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as independent registered public accounting firm of the Company effective immediately. As previously reported, Marcum was engaged as the Company’s independent registered public accounting firm on October 27, 2022.

Marcum did not issue an audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2022 or any interim period.

For the year ended December 31, 2022, and through the date of this Current Report on Form 8-K, the Company had (i) no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of such disagreements in any of its future audit reports; and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that Marcum concurred with the Company’s assessment of material weaknesses related to the Company’s internal control over financial reporting.

Prior to the date hereof, Marcum advised the Audit Committee and the Company’s management of certain material weaknesses related to the Company’s internal control over financial reporting, which constitute a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K). Accordingly, the Company reported such material weaknesses in its internal control over financial reporting in Management’s Report on Internal Control Over Financial Reporting, as set forth in Part I, Item 4 “Controls and Procedures” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The Company has authorized Marcum to respond fully to any inquiries that the Company’s new independent registered public accounting firm, TAAD LLP (“TAAD”), which engagement is more fully described below, may have concerning the subject matter of such reportable event.

The Company has provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish the Company a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Marcum’s letter, dated May 5, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On May 2, 2023, the Audit Committee approved the engagement of TAAD as its independent registered public accounting firm for the fiscal year ended December 31, 2022.

During the two most recent years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period from January 1, 2023 through May 2, 2023, neither the Company, nor anyone acting on its behalf, consulted with TAAD on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that TAAD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

Effective April 10, 2023, the Company’s mailing address has changed to 1014 S. Westlake Blvd., Suite 14-299, Westlake Village, CA 91361.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated May 5, 2023 from Marcum LLP to the Securities and Exchange Commission, regarding statements included in this Current Report on Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2023	SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
Chief Executive Officer

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